                                                                       EXHIBIT 5

December 14, 1994


Hancock Holding Company
One Hancock Plaza
2510 4th Street
Gulfport, Mississippi 39501

Gentlemen:


In our capacity as counsel for Hancock Holding Company, a Mississippi corporation ("HHC") and Hancock Bank of Louisiana, a Louisiana banking corporation ("Hancock Bank"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in the form as proposed to be filed by HHC with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on November 16, 1994, relating to the proposed merger (the "Merger") of Washington Bancorp, Inc. ("Washington") with HHC and the issuance by HHC of up to 542,770 shares of common stock, par value $3.33 per share (the "Shares"), in connection with the Merger. Pursuant to the Agreement and Plan of Reorganization (the "Agreement") and a related Merger Agreement (the "Merger Agreement") dated effective July 6, 1994, each holder of shares of common stock of Washington will receive HHC common stock and cash for fractional shares. In this regard, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.


Upon the basis of the foregoing, we are of the opinion that:

         (i) each of HHC and Hancock Bank is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, each has all requisite corporate power and authority to own and lease its property and to carry on the business described as being carried on by it in the Registration Statement and each is qualified and in good standing as a foreign corporation in any jurisdictions in which the character

Hancock Holding Company
December 14, 1994
Page 2


of the property owned or leased by it or the nature of the activities conducted by it make such qualification necessary;

         (ii) the execution, delivery and performance of the Agreement and the Merger Agreement have been duly authorized by the Board of Directors of HHC, and all corporate acts and other corporate proceedings required on the part of HHC for the due and valid authorization, execution, delivery and performance of the Agreement and the Merger Agreement, and the consummation of the Merger, have been validly and appropriately taken. Upon the filing of the executed Merger Agreement with the Secretary of State of Louisiana, the Merger will be effective as of the Effective Date as defined in the Agreement;

         (iii) the Agreement and the Merger Agreement are the legal, valid and binding obligations of HHC, and are enforceable against it in accordance with their terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditor's rights generally and except as to the availability of specific performance or other equitable remedies;


         (iv) neither the execution, delivery or performance of the Agreement or the Merger Agreement by HHC nor the consummation of the transactions contemplated thereby, will (A) violate, conflict with or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of HHC under, any of the terms, conditions or provisions of the articles of incorporation, articles of association or by-laws of HHC or of any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation known to us which binds it or any of its assets or (B) to our knowledge, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to HHC or any of its assets;


         (v) all issued and outstanding shares of capital stock of HHC have been duly authorized and validly issued, and are fully paid and non-assessable. To our knowledge, except as contemplated in the Agreement there are no outstanding options, warrants, contracts or commitments entitling any person to purchase or otherwise acquire from HHC any shares of its capital stock, other than HHC's Automatic Dividend Reinvestment and Stock Purchase Plan nor to our knowledge does HHC have any outstanding obligation with respect to its unissued capital stock or treasury stock, nor any outstanding

Hancock Holding Company
December 14, 1994
Page 3


obligation to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock;


         (vi) all shares of HHC Common Stock to be issued pursuant to the Merger have been duly authorized and, when issued pursuant to the Merger Agreement, will be validly and legally issued, fully paid and non-assessable, and will be, at the time of their delivery, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights;


         (vii) to our knowledge, there are no material claims of any kind or any material actions, suits, proceedings, arbitrations or investigations pending or threatened, nor do we have actual knowledge of a basis for any material claim, in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting any member of HHC's consolidated group or the business, condition (financial or otherwise) or assets of any such member or which would prevent the performance of the Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby or declare the same unlawful or cause the rescission thereof; and

         (viii) the Registration Statement became effective under the Securities Act prior to the time of the mailing or distribution of the Proxy Statement, HHC has received all state securities laws permits and authorizations necessary to consummate the transaction contemplated by the Agreement and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or similar proceeding under any state securities or blue sky laws has been instituted and none is threatened or contemplated by the SEC or any state securities board, commission or authority.


         We have participated in conferences with representatives of the parties to the Merger and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Prospectus/Proxy Statement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties thereto) nothing has come to our attention that would lead us to believe that the Registration Statement and the Prospectus/Proxy Statement, as amended or supplemented, if they have been amended or supplemented, at the time it became effective and as amended or supplemented (in the case of Registration Statement), or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in such case for the financial statements and other financial and statistical data included therein, as to which no statement or representation is made).

Hancock Holding Company
December 14, 1994
Page 4



We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this law firm under the caption "LEGAL MATTERS" in the Prospectus/Proxy Statement, which is a part of the Registration Statement.


Sincerely yours,

HEIDELBERG & WOODLIFF, P.A.

/s/ Heidelberg & Woodliff, P.A.


CJC/gm